Exhibit 32
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the amended Quarterly Report of Quuibus Technology, Inc. (the "Company") on Form 10-QSB for the quarter ended January 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hossein Khakbaz Mohseni, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 18, 2008	By:	Hossein Khakbaz Mohseni
Hossein Khakbaz Mohseni
President, Secretary, Treasurer, and Director
(Principal Executive Officer and Principal
Financial Officer and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Quuibus Technology, Inc. and will be retained by Quuibus Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.